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                                                                  EXHIBIT 10.4




                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                       ALTERNATIVE LIVING SERVICES, INC.,

                             ALS ACQUISITION CORP.,

                   ALTERNATIVE LIVING SERVICES - MIDWEST INC.

                            AND THE SHAREHOLDERS OF

                   ALTERNATIVE LIVING SERVICES - MIDWEST INC.




                            DATED AS OF MAY 20, 1996
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                               TABLE OF CONTENTS

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ARTICLE I               THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1            The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2            Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3            Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4            Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5            Name Change, Certificate of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . .   2
         1.6            Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.7            Approval by Midwest Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . .   3
         2.1            Share Consideration; Conversion or Cancellation of Shares in the Merger . . . . . . . . . . .   3
         2.2            Payment for Shares in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3            Transfer of Shares After the Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4            Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF ALS AND MERGER SUB  . . . . . . . . . . . . . . . . . . . .   5
         3.1            Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.2            Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.3            No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.4            Acquisition of Surviving Corporation Common Stock for Investment  . . . . . . . . . . . . . .   6
         3.5            No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.6            Valid Issuance of Merger Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.7            Disclosure Memorandum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.8            Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF MIDWEST . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.1            Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.2            Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.3            No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.4            No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.5            Ownership of Midwest Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.6            Notice of Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V               REPRESENTATIONS AND WARRANTIES OF DAMONE HOLDERS  . . . . . . . . . . . . . . . . . . . . . .   8
         5.1            Organization of Certain Damone Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

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         5.2            Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.3            Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.4            No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.5            Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.6            Ownership of Midwest Common Stock; No Interest in Partnerships  . . . . . . . . . . . . . . .   9
         5.7            Disclosure Memorandum 10
         5.8            No Recommendation by Board of Directors; Conflicts of Interests . . . . . . . . . . . . . . .  10

ARTICLE VI              REPRESENTATIONS AND WARRANTIES OF TDG . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.1            Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.2            Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.3            No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.4            No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.5            No Interest in Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VII             COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.1            Conduct of the Business of Midwest Prior to the Effective Time  . . . . . . . . . . . . . . .  11
         7.2            Access to Properties and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.3            Conduct of Business of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.4            Conditional Put Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.5            Repayment of Certain Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.6            Release of Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.7            Right to Invest in Future Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.8            Development and Construction Services . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.9            Release of Claims by the Damone Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.10           Admission Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.11           Line of Credit Deposits; Farmington Hills II Water Main . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII            CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.1            Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . . . . .  16
         8.2            Conditions to the Obligation of Midwest to Effect the Merger  . . . . . . . . . . . . . . . .  17
         8.3            Conditions to the Obligations of ALS and Merger Sub to Effect the Merger  . . . . . . . . . .  17

ARTICLE IX              TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE X               MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         10.1           Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         10.2           Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         10.3           Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.4           Expenses and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

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         10.5           Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.6           Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.7           Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.8           Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.9           Facsimile Signature; Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.10          Invalidity; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.11          Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


         Exhibit A      ALS Stockholders' Agreement
         Exhibit B      Notice of Dissenters' Rights
         Exhibit C      Form of ALS Note
         Schedule A     List of Midwest Shareholders
         Schedule B     List of Notes to be Retired
         Schedule C     Description of Put/Call Option
         Schedule D     Development Fee Calculation Methodology

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                          AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of May 20, 1996, among Alternative Living Services, Inc., a Delaware corporation ("ALS"), ALS Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of ALS ("Merger Sub"), The Damone Group, Inc., a Michigan corporation ("TDG"), Alternative Living Services-Midwest Inc., a Michigan corporation ("Midwest") and the shareholders of Midwest listed on Schedule A attached hereto (the "Midwest Shareholders").

                 WHEREAS, Midwest is the sole general partner of seven Michigan partnerships, namely: Hamilton House Limited Partnership, Eisenhower/State Limited Partnership, North Schoenherr Limited Partnership, Twelve/Drake Limited Partnership, Marsh/Tihart Limited Partnership, Six Mile/Abby Limited Partnership and Northpointe - Utica Limited Partnership (each, a "Partnership," and collectively, the "Partnerships");

                 WHEREAS, ALS intends to acquire all of the limited partner interests in the Partnerships from the holders thereof pursuant to the terms of a Limited Partner Interest Purchase Agreement dated as of May 20, 1996, a copy of which is attached hereto (the "LP Purchase Agreement");

                 WHEREAS, contemporaneously with or following the consummation of the LP Purchase Agreement, the parties hereto intend for ALS to acquire all of the outstanding shares of Midwest as a consequence of and pursuant to the Merger (hereinafter defined) and the parties hereto wish to enter into certain other agreements and arrangements described herein;

                 WHEREAS, the Boards of Directors of ALS, Merger Sub and Midwest (with the concurrence of all of the Midwest Shareholders) deem advisable and in the best interests of their respective shareholders the merger of Midwest with and into Merger Sub (the "Merger") upon the terms and conditions set forth herein and in accordance with the Michigan Business Corporation Act (the "MBCA") (Merger Sub, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving
Corporation");

                 WHEREAS, the Boards of Directors of ALS, Merger Sub and Midwest (and the Midwest Shareholders) have approved the Merger pursuant to this Agreement, upon the terms and subject to the conditions set forth herein;

                 WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                 NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the method of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                 1.1 The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the MBCA, at the Effective Time (as defined in Section 1.3), Midwest shall be merged with and into Merger Sub and thereupon the separate existence of Midwest shall cease, and Merger Sub, as the Surviving Corporation, shall continue to exist under and be governed by the MBCA.

                 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Rogers & Hardin at 229 Peachtree Street, N.E., 2700 Cain Tower, Atlanta, Georgia 30303 as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VII, or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                 1.3 Effective Time. If all the conditions to the Merger set forth in Article VIII shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article IX, the parties hereto shall cause a Certificate of Merger meeting the requirements of the MBCA ("Certificate of Merger") to be properly executed and filed in accordance with such requirements on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Michigan in accordance with the MBCA or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                 1.4 Effect of Merger. After the Effective Time, pursuant to the MBCA, the separate existence of Midwest will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Midwest and shall be subject to all the debts and liabilities of Midwest in the same manner as if the Surviving Corporation had itself incurred them. All outstanding capital stock of Midwest held by Midwest Shareholders other than ALS (the "Damone Holders") shall be automatically converted into the right to receive cash and shares of stock of ALS and all the shares of Merger Sub shall be converted into shares of stock of the Surviving Corporation, as set forth in Article II hereof.

                 1.5 Name Change, Certificate of Incorporation and Bylaws. At the Effective Time, the Surviving Corporation shall change its name to "Alternative Living Services - Midwest Inc." and the Articles of Incorporation and the Bylaws of Midwest shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                 1.6 Directors and Officers. The persons who are directors of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The persons who are officers of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

                 1.7 Approval by Midwest Shareholders. This Agreement constitutes action by unanimous written consent of all of the Midwest Shareholders, in accordance with Section 450.1407(2) of the MBCA:

                          (i) approving and authorizing the Merger and the plan of merger constituted by this Agreement pursuant to Section 703a of the MBCA;

                          (ii) waiving all required notices of the Merger pursuant to the Bylaws of Midwest or the MBCA other than the Notices of Dissenters' Rights (hereinafter defined);

                          (iii) waiving any right to dissent with respect to the Merger pursuant to Sections 762 through 767 of the MBCA; and

                          (iv) authorizing the officers of Midwest to take all such actions and do all such things as any of them may deem necessary or appropriate in order to consummate the Merger and otherwise carry out the terms of this Agreement.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                 2.1 Share Consideration; Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                 (a) Each issued and outstanding share of the common stock, of Midwest (the "Midwest Common Stock"), other than shares of Midwest Common Stock that are owned by Midwest as treasury stock (the "Treasury Shares") or owned by ALS, shall be automatically converted into the right to receive (i) $30.00 (the "Cash Portion") and (ii)
         5.7512 shares (the "Exchange Ratio") of the common stock, $0.01 per share par value, of ALS (the "ALS Common Stock"). Accordingly, the Damone Holders will be entitled to receive, upon the conversion of their shares of Midwest Common Stock, the Cash Portion and shares of ALS Common Stock set forth on Schedule A hereto. No fractional shares of ALS Common Stock will be issued in the Merger, and any fractional shares resulting from the conversion contemplated by this Section 2.1(a) with respect to any of the three Damone Holders shall be rounded to the nearest whole share of ALS Common Stock. If prior to the Effective Time, ALS or Midwest should split or combine their respective Common Stock, or pay a stock dividend or other stock distribution in their respective Common Stock, or otherwise change their respective Common Stock into any other securities, or make any other dividend or distribution on their respective Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. The Exchange Ratio shall, in each case, be rounded to the nearest one-thousandth (.0001) of a share.

                 (b) As a result of the Merger all of the shares of the Midwest Common Stock to be converted into the right to receive the Cash Portion and ALS Common Stock pursuant to Section 2.1(a) (the "Midwest Shares") shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of the shares, upon the surrender of such certificate in accordance with
         Section 2.2(b), consideration specified in Section 2.1(a) above (the "Merger Consideration").

                 (c) The issued and outstanding shares of the common stock, no par value, of Merger Sub (the "Merger Sub Common Stock") shall be converted into one hundred (100) shares of fully paid and nonassessable shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock").

                 (d) All shares of Midwest Common Stock which are owned as Treasury Shares or are owned by ALS shall be cancelled and retired and cease to exist, without any conversion thereof or payment with respect thereto.

                 2.2      Payment for Shares in the Merger.

                 (a) At or following the Effective Time, upon the surrender for exchange of the certificate or certificates representing Midwest Shares to be exchanged pursuant to the Merger (the "Certificates") together with such letter of transmittal duly completed and properly executed in accordance with instructions thereto and such other documents as may be reasonably required by ALS, the holder of such Certificate(s) shall be paid promptly, without interest thereon and subject to any required withholding of taxes, the Merger Consideration to which such holder is entitled hereunder, and such Certificates shall forthwith be cancelled. Until so surrendered and exchanged, the Certificates shall represent solely the right to receive the Merger Consideration pursuant to Section 2.1.

                 (b) ALS, as the sole shareholder of Merger Sub, shall, upon surrender to the Surviving Corporation of certificates representing the Merger Sub Common Stock, receive a certificate representing the number of shares of the Surviving Corporation Common Stock into which such Merger Sub Common Stock shall have been converted pursuant to Section 2.1.

                 2.3 Transfer of Shares After the Effective Time. No transfers of Midwest Common Stock shall be made on the stock transfer books of Midwest after the close of business on the day prior to the date of the Effective Time.

                 2.4 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Midwest or Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Midwest and Merger Sub agree that the Surviving Corporation and its proper officers and directors and the Midwest Shareholders shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of Midwest and Merger Sub or otherwise to take any and all such action.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ALS AND MERGER SUB

         ALS and Merger Sub represent and warrant to Midwest and to each Damone Holder that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though then made).

                 3.1 Corporate. Each of Merger Sub and ALS is a corporation duly organized, validly existing and in good standing under the laws of the States of Michigan and Delaware, respectively, and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                 3.2 Authority. The execution and delivery of this Agreement and all other instrument to be executed and delivered by each of Merger Sub and ALS pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Merger Sub and ALS. No other corporate act or proceeding on the part of Merger Sub, ALS or their respective stockholders is necessary to authorize this Agreement, the other instruments to be executed and delivered by Merger Sub or ALS pursuant hereto or the transactions contemplated hereby or thereby, including the payment by ALS of the Merger Consideration to the Damone Holders. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by Merger Sub or ALS pursuant hereto will constitute, the legal, valid and binding agreements of Merger Sub and ALS, enforceable against Merger Sub and ALS in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                 3.3 No Violation. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by Merger Sub or ALS pursuant hereto, nor the consummation by Merger Sub or ALS of the transactions contemplated hereby or thereby (a) will, to the knowledge of Merger Sub or ALS, violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which Merger Sub or ALS is bound or (b) will violate or conflict with or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of Merger Sub or ALS.

                 3.4 Acquisition of Surviving Corporation Common Stock for Investment. ALS is acquiring the Surviving Corporation Common Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Surviving Corporation Common Stock. ALS acknowledges that such securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws and, therefore, cannot be resold unless so registered or exempted from such registration. ALS, individually or together with its representatives and agents, represents that it has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the economic risks of investment in the Surviving Corporation Common Stock.

                 3.5 No Brokers or Finders. Neither Merger Sub nor ALS has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                 3.6 Valid Issuance of Merger Shares. The ALS Common Stock to be issued as part of the Merger Consideration (the "Merger Shares"), when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, shall have the rights and privileges set forth in the Certificate of Incorporation of ALS and will be free of restrictions on transfer other than restrictions on transfer contained in the ALS Amended and Restated Stockholders' Agreement, as amended, a copy of which is attached hereto as Exhibit A ("ALS Stockholders' Agreement") and under the Securities Act and applicable state securities laws.

                 3.7 Disclosure Memorandum. The Confidential Disclosure Memorandum of ALS delivered to Midwest and to each Midwest Shareholder (the "Disclosure Memorandum") was prepared in good faith by ALS and does not, to the knowledge of ALS after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading.

                 3.8 Disclosure. ALS has provided to Midwest and the Midwest Shareholders (i) all the information that they have requested for deciding whether to consummate the transactions contemplated by this Agreement generally and, specifically, whether to elect to receive any Merger Shares as part of the Merger Consideration and (ii) all information that ALS believes is reasonably necessary to enable such party to make such decisions. To the knowledge of ALS after reasonable investigation, neither this Agreement, the Disclosure Memorandum, nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                 3.9 Validity of Notes. The promissory notes of ALS to be delivered pursuant to Section 7.5 hereof shall be, when issued at Closing, the legal, valid and binding obligations of ALS enforceable in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MIDWEST

         Midwest represents and warrants to ALS, Merger Sub and the Midwest Shareholders that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Date.

                 4.1 Corporate. Midwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                 4.2 Authority. The execution and delivery of this Agreement and all other instrument to be executed and delivered by Midwest pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Midwest; provided, however, the Board of Directors of Midwest has not made any recommendation with respect to the Merger pursuant to Section 703a(2)(a) of the MBCA. No other corporate act or proceeding on the part of Midwest or its stockholders is necessary to authorize this Agreement, the other instruments to be executed and delivered by Midwest pursuant hereto or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by Midwest pursuant hereto will constitute, the legal, valid and binding agreements of Midwest, enforceable against Midwest in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                 4.3 No Violation. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by Midwest pursuant hereto, nor the consummation by Midwest of the transactions contemplated hereby or thereby (a) will, to the knowledge of Midwest, violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which Midwest is bound or (b) will violate or conflict with or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Midwest.

                 4.4 No Brokers or Finders. Midwest has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                 4.5 Ownership of Midwest Common Stock. The Midwest Shareholders hold of record the shares of Midwest Common Stock set forth next to their respective names on Schedule A attached hereto. The shares of Midwest Common Stock set forth on Schedule A constitute all of the issued and outstanding shares of Midwest Common Stock, and there are no other shares of capital stock, treasury shares, options, warrants or other rights, agreement, arrangements or commitments of any character to acquire shares of capital stock of Midwest, or any interest therein.

                 4.6 Notice of Dissenters' Rights. Midwest has provided to each Midwest Shareholder a Notice of Dissenters' Rights pursuant to Section 703a(2)(c)(ii) of the MBCA (the "Notice of Dissenters' Rights"), a copy of which notice is attached hereto as Exhibit B hereto.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF DAMONE HOLDERS

         Each of the Damone Holders represents and warrants to ALS, Merger Sub and Midwest that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though then made).

                 5.1 Organization of Certain Damone Holders; Residence. If any Damone Holder is not a natural person, such Damone Holder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each Damone Holder is a resident of the State of Michigan.

                 5.2 Authorization of Transaction. Each Damone Holder has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement has been duly executed by or on behalf of each of the Damone Holders and constitutes the valid and legally binding obligation of each of the Damone Holders, enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies). The Damone Holders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 5.3 Noncontravention. To the best knowledge of each Damone Holder, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Damone Holders is subject or, if any Damone Holder is other than a natural person, any provision of its charter, bylaws or other governing documents.

                 5.4 No Brokers or Finders. No Damone Holder has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                 5.5 Investment Intent. Each Damone Holder (i) understands that any Merger Shares that he or it will have the right to receive pursuant to this Agreement have not been, and will not be as of the Effective Time, registered under the Securities Act, or under any state securities laws, and are being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring any Merger Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received the Disclosure Memorandum, Notice of Dissenters' Rights and certain other information concerning ALS and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding any Merger Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding any Merger Shares, (vi) either (a) is an "accredited investor" as defined by Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act ("Reg. D") or
(b) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks inherent in an investment in the Merger Shares, and (vii) understands and acknowledges that any Merger Shares that he or it acquires pursuant to this Agreement will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the certificate representing any such Merger Shares will bear a legend restricting transfer unless either (A) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel satisfactory to ALS that such transfer is exempt therefrom is delivered to ALS or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. The number of "purchasers" acquiring Merger Shares pursuant to the Merger, in accordance with Rule 501(e) of Reg D, is less than 5.

                 5.6 Ownership of Midwest Common Stock; No Interest in Partnerships. Each Damone Holder holds of record and owns beneficially the shares of Midwest Common Stock set forth next to his or its name on Schedule A attached hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and applicable state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, and all other claims of any type. No Damone Holder is a party to any option, warrant, purchase right, or other contract or commitment that could require the Damone Holders to sell, transfer, or otherwise dispose of all or any part of such shares of Midwest Common Stock. The shares of Midwest Common Stock set forth on Schedule A constitute all of the issued and outstanding shares of Midwest Common Stock, and there are no other shares of capital stock, treasury shares, options, warrants or other rights, agreement, arrangements or commitments of any character to acquire shares of capital stock of Midwest, or any interest therein. Except for his ownership of Midwest Common Stock, no Damone Holder, nor any affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any Damone Holder (other than Midwest), owns, directly or indirectly, any general or limited partner interest in any of the Partnerships.

                 5.7 Disclosure Memorandum. The Damone Holders have received a copy of the Disclosure Memorandum and all attachments and exhibits thereto, including without limitation the annual financial statements of ALS for the years ended December 31, 1995 and 1994. In reaching the decision to approve the Merger, the Damone Holders have carefully evaluated their personal financial situation and the information set forth in the Disclosure Memorandum, including the risk factors set forth therein.

                 5.8 No Recommendation by Board of Directors; Conflicts of Interests. Each Damone Holder recognizes and acknowledges that ALS currently owns 50% of the outstanding capital stock of Midwest, and is in the process of negotiating the acquisition by ALS of the remaining limited partner interests in the Partnerships from the other holders thereof. Each Damone Holder also recognizes that, in light of the foregoing and ALS's interest in the transactions contemplated hereby, both ALS and its representatives on the Midwest Board of Directors are subject to certain conflicts of interest with respect to the transactions contemplated hereby. The Damone Holders further recognize and acknowledge that, in light of such conflicts of interest, neither the Board of Directors of Midwest nor ALS is making any recommendation to the Damone Holders regarding the Merger or any of the transactions contemplated hereby pursuant to (in the case of the Midwest Board of Directors) Section 703a(2)(a) of the MBCA. Accordingly, each Damone Holder has reached his or its independent conclusion as to the merits and desirability of the transactions contemplated hereby.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF TDG

         TDG represents and warrants to ALS and the Merger Sub that the statements contained in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Date.

                 6.1 Corporate. TDG is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                 6.2 Authority. The execution and delivery of this Agreement and all other instrument to be executed and delivered by TDG pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of TDG. No other corporate act or proceeding on the part of TDG or its stockholders is necessary to authorize this Agreement, the other instruments to be executed and delivered by TDG pursuant hereto or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by TDG pursuant hereto will constitute, the legal, valid and binding agreements of TDG, enforceable against TDG in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                 6.3 No Violation. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by TDG pursuant hereto, nor the consummation by TDG of the transactions contemplated hereby or thereby (a) will, to the knowledge of TDG, violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which TDG is bound or (b) will violate or conflict with or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of TDG.

                 6.4 No Brokers or Finders. TDG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                 6.5 No Interest in Partnerships. Except for the ownership of Midwest Common Stock by the Damone Holders, neither TDG nor any affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of TDG (other than Midwest), owns, directly or indirectly, any general or limited partner interest in any of the Partnerships.


                                  ARTICLE VII

                            COVENANTS AND AGREEMENTS


                 7.1 Conduct of the Business of Midwest Prior to the Effective Time. Prior to the Effective Time, except for the consummation of the LP Purchase Agreement or as otherwise consented to or approved in writing by ALS, or expressly permitted by or required to consummate the transactions contemplated by this Agreement, Midwest shall conduct its and the Partnerships' respective businesses in the ordinary course and consistent in all material respects with past practice and shall use all reasonable efforts to preserve substantially intact its and the Partnerships' respective business organizations, to keep available the services of their employees and consultants and to preserve their present relationships with customers, suppliers, payors and other persons with whom they have a significant business relationship; provided, however, that the loss of any employee, consultant, customer, payor or supplier prior to the Effective Time shall not constitute a breach of this covenant.

                 7.2 Access to Properties and Records. Each of ALS and Midwest shall afford to the other parties hereto and their respective accountants, counsel and representatives ("Respective Representatives"), reasonable access during normal business hours throughout the period prior to the Effective Time to all of their respective properties (including, without limitation, books, contracts, commitments and written records) and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them thereby; provided, however, that no investigation pursuant to this Section 7.2 shall alter any representation or warranty of any party hereto or the conditions to the obligations of the parties hereto.

                 7.3 Conduct of Business of Merger Sub. Merger Sub shall not conduct any business from the date of this Agreement until the Effective Time, other than to consummate the Merger and the transactions contemplated by this Agreement.

                 7.4 Conditional Put Option. In the event that ALS has not effected a sale of ALS Common Stock in a public offering registered under the Securities Act on or before the eighteenth (18th) month anniversary of the Effective Time (the "Put Date"), then each Damone Holder shall have the right (the "Put Right") to require ALS to purchase 85% (but not less than 85%) of the Merger Shares originally issued to such Damone Holder, to the extent such shares are then owned by such Damone Holder, for a price per share, as adjusted for stock dividends, splits, reclassifications, and other appropriate adjustments to the outstanding shares of ALS Stock occurring subsequent to the date of this Agreement, as applicable, equal to the sum of (i) $8.69384 plus
(ii) the product of $0.00214 times the number of days between the Effective Time and the Put Closing Date (hereinafter defined) (the "Put Price"). Each such Damone Holder may exercise the Put Right by notifying ALS in writing (the "Put Notice"), within thirty (30) days after the Put Date, of his or its election to exercise the Put Right and the number of Merger Shares then owned by such Damone Holder (the "Put Shares"). If one or more Damone Holders exercise the Put Right (the "Putting Holders"), then on the sixtieth (60th) day following the Put Date (the "Put Closing Date"), the Putting Holders shall sell, assign, transfer and deliver to ALS good title to the Put Shares, free and clear of any and all liens, claims or encumbrances whatsoever and shall deliver to ALS certificates representing the Put Shares accompanied by stock powers duly executed in blank. Upon delivery of such Put Shares to ALS, ALS shall pay to the Putting Holders, in immediately available funds, an amount equal to the product of the Put Price times the number of Put Shares.

                 7.5 Repayment of Certain Loans. At the Closing, ALS shall cause the respective outstanding principal amounts and accrued and unpaid interest due on the promissory notes, advances and other payables described on Schedule B hereto (collectively, the "Notes") to be paid in full by the maker thereof; provided, however, in lieu of the repayment of such Notes, ALS may purchase the Notes from TDG, acting on behalf of the holder(s) thereof, for an amount equal to the outstanding principal and accrued and unpaid interest due under the Notes at the Closing, such amount to be payable at Closing by ALS by delivery to TDG in exchange for the Notes (and evidence of the satisfaction of the Notes reasonably acceptable to ALS) of cash in the amount of at least $700,000.00 with the remaining amount payable by the delivery of ALS's promissory note in the form of Exhibit C attached hereto.

                 7.6 Release of Guarantees. Effective on and after the Closing, ALS shall indemnify Michael G. Damone, Michael J. Damone and TDG (the "Damone Parties"), and any of them, to the extent that they have any liability arising under guarantees given to secure indebtedness of Midwest or the Partnerships. At the Closing, the parties will execute a form of indemnification agreement to evidence this arrangement, such agreement to be in form and substance mutually acceptable to the parties hereto. Within 180 days after the Closing, ALS shall secure the release of the Damone Parties under any such guarantees.

                 7.7 Right to Invest in Future Projects. Following the Effective Time and through and until December 2, 1998, and subject to the conditions and limitations set forth herein, TDG shall have the right to purchase up to 49% of the aggregate equity interests (the "Available Interest") in each limited partnership formed by ALS to own and develop the next two Large Facilities (hereinafter defined) developed and constructed by ALS in Michigan at any time after the Effective Time and prior to the Put Date ("Future Facilities"); provided, however, TDG's right hereunder shall be limited by and subordinate to the prior right of JLM Securities Company to purchase (or to arrange for its clients to purchase; JLM Securities and such clients, the "JLM Parties") all of such Available Interest in Future Facilities (the "JLM Right"). Future Facilities shall not include Wynwood of Northville and Wynwood of Utica (collectively, the "Pending Projects"). The definitive limited partnership agreements for the Future Projects shall include the put and call option provision with respect to the limited partnership interests in such partnerships in accordance with the terms outlined on Schedule C attached hereto. Prior to admitting any limited partners (other than the initial limited partner) to such limited partnerships formed for the Future Facilities and provided that the JLM Right is not exercised in full, ALS shall provide to TDG a term sheet as well as a proposed partnership agreement outlining the terms of the proposed investment and indicating the portion of the Available Interest the JLM Parties elect not to purchase pursuant to the JLM Right. TDG shall have 30 days to elect to make the investment contemplated thereby. If the investment proposal is rejected, or if TDG fails to make any election within 30 days of its receipt of such offer materials, the right of investment with respect to such Future Facility shall be extinguished and TDG shall have no further right hereunder with respect to such Future Facility. "Large Facilities" shall mean each assisted living or specialty care facility for the elderly that has projected total development costs (development and construction costs, including development and construction management fees payable by the owner but excluding, however, any budgeted lease-up deficit) of $3,000,000 or more.

                 7.8 Development and Construction Services. Commencing on the Closing Date and for a period of 36 months thereafter, TDG (or The Damone Group, L.L.C. or an affiliate of TDG approved by ALS, such approval not to be unreasonably withheld) shall provide development and construction services to ALS or any entity controlled by ALS (ALS or such entity, as applicable, the "Project Entity"), on an exclusive basis in the manner contemplated hereby, in connection with the construction and development by such Project Entity of new assisted living or specialty care facilities for the elderly ("New Facilities") in the States of Michigan and Florida in the manner contemplated hereby:

                 (a) TDG shall provide development services to the Project Entity with respect to each New Facility in the manner and pursuant to the terms set forth in a development agreement to be entered into by TDG and the Project Entity, which development agreement shall be in such form as is mutually and reasonably agreeable to TDG and ALS (the "Development Agreement"). The development fees set forth and payable in accordance with the Development Agreement (the "Development Fee") shall be determined in the manner set forth on Schedule D attached hereto and shall be the entire compensation due to TDG for development services rendered with respect to a New Facility.

                 (b) Except as provided in Section 7.8(c) below, TDG shall construct each New Facility pursuant to this Section 7.8 for a guaranteed maximum price agreed upon by TDG and the Project Entity in accordance with the terms of a construction agreement to be executed by the Project Entity and TDG for such New Facility, such agreement to be on AIA forms A121 CM/c and A201, such forms to be substantially in the forms previously negotiated and agreed upon by ALS and TDG (the "Construction Agreement"). The Project Entity shall pay TDG a construction fee for its construction and construction management services (the "Construction Fee"), which Construction Fee shall be determined and payable in the manner set forth in the Construction Agreement and which Construction Fee shall constitute the entire compensation for all construction and construction management services provided by TDG to the Project Entity (including all construction profit and overhead). The Construction Fee shall be 8% of all direct subcontractor and material costs, excluding the cost of any furniture, fixtures and equipment purchased directly by the Project Entity ("Purchased FF&E"). The Project Entity will be responsible for cost overruns as agreed upon by both parties only as they relate to changes in costs based on unknown soil conditions encountered during construction, approved change orders or changes to plans during construction required by building inspectors or other governmental agencies (provided such change orders or changes to plans during construction are not due to the fault of TDG). TDG will be responsible for all other cost overruns.

                 (c) At the election of the applicable Project Entity, the Project Entity may solicit from TDG and others competitive bids for the construction of the New Facility prior to executing the Construction Agreement with TDG. If (i) as a result of such competitive bidding process, the guaranteed maximum price bid (project hard costs, excluding Purchased FF&E and any commercially reasonable construction management fees for overhead and profit, such as the Construction Fee in the case of TDG) made by TDG shall be 105% or more than the bid (the "Lower Bid") made by another bona fide bidder (the "Lower Bidder") and (ii) within three (3) business days following notice of such Lower Bid to TDG, TDG does not revise its bid to match the Lower Bid, then the Project Entity shall be entitled to engage any such Lower Bidder to construct the New Facility and the Project Entity shall have no further obligation to engage TDG with respect to the construction of such New Facility; provided, however, TDG shall be entitled to any Development Fee earned by it in accordance with the Development Agreement. If three New Facilities are constructed by one or more Lower Bidders in accordance with this Section 7.8(c) during any consecutive 12 month period, ALS may, at its election, cancel and terminate the provisions of this Section 7.8 (excluding subsection 7.8(a) hereof, which shall continue) as to all future New Facilities by notice given to TDG.

                 (d)      The obligations of TDG and ALS pursuant to this
         Section 7.8, provided they have not previously terminated in accordance with the other terms hereof, shall expire upon the construction of New Facilities by TDG pursuant to this Section 7.8 representing aggregate development and construction costs in excess of $30 million.

                 7.9      Release of Claims by the Damone Holders.

                 (a) Effective at the Effective Time, each Damone Holder and TDG, for himself or itself and on behalf of his or its agents, attorneys, representatives, affiliates, successors, heirs and assigns, hereby releases, waives, acquits, withdraws, retracts, and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent (collectively, "Claims"), which he or any of them now have or may have hereafter, directly or indirectly, personally or in any capacity, against ALS, Midwest, the Partnerships, the Subsidiary Companies (as defined below) or, to the extent applicable, all and any of their respective present or former subsidiaries, predecessors, successors and assigns, as well as their respective present or former agents, directors, officers, partners and employees, by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, May 23, 1996, EXCEPT FOR any such Claims for or arising under (i) this Agreement, (ii) the Merger Shares that such Damone Holder has the right to receive pursuant to the Agreement (iii) the promissory notes issued pursuant to Section 7.5 hereof and the Indemnity Agreement executed pursuant to Section 7.6 hereof; (iv) fraud; (v) contribution rights or rights in the nature of contribution rights arising out of third party claims, (vi) defenses or affirmative defenses to claims of ALS or Midwest (but excluding counterclaims), and (vii) agreements relating to the Pending Projects and any other pending or active agreements relating to development, acquisition or construction. For purposes of this Section 7.9, "Subsidiary Companies" shall mean each corporation, limited liability company, limited partnership or other entity in which ALS has a direct or indirect ownership interest.

                 (b) The Partner hereby represents and warrants to ALS and Midwest that he or it has not made any assignment or other transfer of any interest in any Claim released by him or it under the terms of this Section 7.9.

                 (c) TDG and each Damone Holder hereby acknowledges that ALS, Midwest and the Partnerships are intended beneficiaries of this release and that each of ALS, Midwest and the Partnerships have the right to enforce the release as against each of them in accordance with its terms under this Section 7.9.

                 7.10 Admission Amendment. Effective at the Effective Time, pursuant to Section 8.7 of the ALS Stockholders' Agreement, the ALS Stockholders' Agreement is hereby amended to include each Damone Holder as a party thereto and each Damone Holder hereby agrees to be bound by the terms of the ALS Stockholders' Agreement with respect to the shares of ALS Common Stock held by them.

                 7.11 Line of Credit Deposits; Farmington Hills II Water Main. On or prior to the Closing, ALS shall deposit an additional $50,000 with the National Bank of Detroit ("NBD") in order to secure the release of the $50,000 deposit maintained by TDG with NBD to secure the $200,000 line of credit of Midwest with NBD. Furthermore, ALS acknowledges that the ongoing water main extension for the Farmington Hills II facility, the estimated cost of which is $35,000, will be the responsibility of ALS following the Effective Time.

                 7.12 Consent to Merger. Each Damone Holder hereby acknowledges that the Board of Directors and shareholders of ALS have approved that certain Agreement and Plan of Merger between ALS and New Crossings International Corporation (the "Crossings Merger Agreement"), substantially in the form included in the Disclosure Memorandum, pursuant to which New Crossings International Corporation shall be merged with and into ALS, subject to the terms and conditions of the Crossings Merger Agreement (the "Crossings Merger"). To facilitate the Crossings Merger in the event any of the following waivers, acknowledgments, approvals or consents shall be necessary or required, at law or otherwise, each Damone Holder hereby (i) waives any and all notices required with respect to the approval of the Crossings Merger and Crossings Merger Agreement by the shareholders of ALS pursuant to the Restated Certificate of Incorporation or Restated Bylaws of ALS (the "ALS Governing Documents") or the General Corporation Law of the State of Delaware (the "GCL"), including without limitation, Sections 222, 251 and 252 of the GCL,
(ii) acknowledges receipt of the information called for with respect to the Crossings Merger pursuant to Sections 251 and 252 of the GCL; (iii) waives any and all appraisal rights with respect to the Crossings Merger pursuant to
Section 262 of the GCL and (iv) approves and consents to the Crossings Merger and the Crossings

Merger Agreement. Nothing herein shall be (nor deemed to be) an acknowledgment by the parties hereto that the approvals, consents, waivers and acknowledgments set forth in this Section 7.12 are required for the approval, consummation and effectiveness of the Crossings Merger or the Crossings Merger Agreement under the GCL or the ALS Governing Documents.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

                 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                 (a) All state securities laws or "blue sky" permits and authorizations (or shall otherwise have available an exemption from the requirements of such laws) necessary to issue the Merger Consideration and the transactions contemplated hereby shall have been received.

                 (b) No governmental authority or other agency, commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement; provided, however, that, prior to invoking this condition, each party hereto shall use all reasonable efforts to have such statute, rule, regulation, injunction or order vacated.

                 (c) All material federal, state, local and foreign governmental consents, approvals and filings required to permit the Merger and the consummation of the transactions contemplated by this Agreement shall have been received or made and any applicable waiting period shall have expired or been terminated without the imposition of conditions that are or would become applicable to ALS, Midwest or the Partnerships and which would reasonably be anticipated to have a material adverse effect on the financial condition, results of operations, properties, business or immediate prospects of ALS, Midwest or the Partnerships.

                 8.2 Conditions to the Obligation of Midwest to Effect the Merger. The obligation of Midwest to effect the Merger shall be subject to the fulfillment or waiver by Midwest at or prior to the Effective Time of the following additional conditions:

                 (a) Each of ALS and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

                 (b) All representations or warranties of ALS and Merger Sub in this Agreement shall be true and correct in all material respects, in each case as if such representation or warranty was made as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                 (c) From the date hereof through the Effective Time, there shall have been no material adverse change (or development involving a prospective change) in the financial condition, results of operations, properties, business, or prospects of ALS and its subsidiaries taken as a whole.

                 8.3 Conditions to the Obligations of ALS and Merger Sub to Effect the Merger. The obligations of ALS and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by ALS at or prior to the Effective Time of the following additional conditions:

                 (a) Midwest and the Midwest Shareholders shall have performed in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

                 (b) All representations or warranties of Midwest and the Midwest Shareholders in this Agreement shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                 (c) From the date hereof through the Effective Time, there shall have been no material adverse change (or development involving a prospective change) in the financial condition, results of operations, properties, business or prospects of Midwest or the Partnerships taken as a whole.

                 (d) Merger Sub shall have received letters of resignation addressed to Midwest from the members of Midwest's board of directors, which resignations shall be effective as of the Effective Time.

                 (e) The LP Purchase Agreement shall have been closed and consummated simultaneously with or prior to the Effective Time.

                                   ARTICLE IX

                                  TERMINATION

                 9.1      Termination.

                 (a) Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of ALS and Midwest.

                 (b) Termination by Either Midwest or ALS. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Midwest or ALS or by the Damone Holders if (i) the Merger shall not have been consummated by June 1, 1996, or
         (ii) a United States federal or state court of competent jurisdiction or Untied States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (ii) must have used all reasonable efforts to remove such injunction, order or decree; provided further, in the case of a termination pursuant to clause (i) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that proximately caused the occurrence of the failure referred to in said clause.

                 (c) Termination by ALS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of ALS, if (i) there has been a breach by Midwest or any of the Damone Holders of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on Midwest or the Partnerships, (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Midwest or any of the Damone Holders, which breach is not curable or, if curable is not cured within 15 days after written notice of such breach is given by ALS to Midwest, or (iii) the conditions to ALS's obligation to effect the Merger pursuant to Sections 8.1 and 8.3 hereof shall not have been satisfied or waived by ALS on or before June 1, 1996.

                 (d) Termination by Midwest or any Damone Holder. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Midwest or any of the Damone Holders, if (i) there has been a breach by ALS of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on ALS, (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of ALS, which breach is not curable, or, if curable, is not cured within 15 days after written notice of such breach is given by Midwest to ALS, or
         (iii) the conditions to Midwest's and the Damone Holders obligation to effect the Merger pursuant to Sections 8.1 and 8.2 hereof shall not have been satisfied by ALS or waived by Midwest and the Damone Holders on or before June 1, 1996.

                 9.2 Effects of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be void, there shall be no liability on the part of the parties or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

                 10.1 Amendment. Subject to the applicable provisions of state law, this Agreement may be amended by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 10.2 Waiver. At any time prior to the Effective Time, the parties hereto, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereunder.

                 10.3 Survival. All representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year.

                 10.4 Expenses and Fees. Whether or not the Merger is consummated, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, if the Merger is consummated, ALS shall pay up to $15,000 in the aggregate of the out-of-pocket costs and expenses incurred by the Damone Holders and TDG in connection herewith.

                 10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by telecopier to the parties at the following addresses:

         If to Merger Sub or ALS:          Alternative Living Services, Inc.
                                           450 North Sunnyslope Road, Suite 200
                                           Brookfield, Wisconsin 53003
                                           Attention: William F. Lasky
                                           Telecopier: (414) 789-9592

         With copies to:                   Rogers & Hardin
                                           2700 Cain Tower, Peachtree Center
                                           229 Peachtree Street, N.E.
                                           Atlanta, Georgia  30303
                                           Attention: Alan C. Leet, Esq.
                                           Telecopier: (404) 525-2224

         If to Midwest:                    Alternative Living Services - Midwest, Inc.
                                           850 Stephenson Highway
                                           Suite 600
                                           Troy, Michigan 48083
                                           Attention:
                                           Telecopier:


         With copies to:                   Alternative Living Services, Inc.
                                           450 North Sunnyslope Road, Suite 200
                                           Brookfield, Wisconsin 53003
                                           Attention: William F. Lasky
                                           Telecopier: (414) 789-9592

         If to TDG or any Damone
         Holder:                           The Damone Group
                                           850 Stephenson Highway
                                           Suite 600
                                           Troy, Michigan 48083
                                           Attention:
                                           Telecopier:

         With copies to:                   Dykema Gossett, PLLC
                                           Suite 300
                                           1577 North Woodward Avenue
                                           Bloomfield Hills, Michigan 48304
                                           Attention: Dennis M. Gannan, Esq.
                                           Telecopier: (810) 540-0763

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed or sent by telecopier.

                 10.6 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 10.7 Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                 10.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                 10.9 Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                 10.10 Invalidity; Severability. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

                 10.11 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Michigan, without reference to the conflict of laws principles thereof.

                 10.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in and attached to this Agreement are incorporated herein by this reference.

                 IN WITNESS WHEREOF, ALS, TDG, Merger Sub and Midwest have caused this Agreement to be signed by their respective officers thereunto duly authorized and each of the Midwest Shareholders have caused this Agreement to be signed, all as of the date first written above.

                                            ALTERNATIVE LIVING SERVICES, INC.



                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                            THE DAMONE GROUP, INC.



                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                            ALS ACQUISITION CORP.



                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                            ALTERNATIVE LIVING SERVICES -
                                            MIDWEST INC.



                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                  Midwest Shareholders:

                                  WATER CLIFF VENTURES LIMITED PARTNERSHIP

                                  BY:  MICHAEL G. DAMONE TRUST



                                  By:
                                       -------------------------------------
                                       Michael G. Damone, Trustee, Michael G.
                                       Damone Trust dated November, 1969



                                  ------------------------------------------
                                  MICHAEL J. DAMONE



                                  ------------------------------------------
                                  Michael G. Damone, Trustee, Michael G.
                                  Damone Trust dated November, 1969

                                  ALTERNATIVE LIVING SERVICES, INC.



                                  By:
                                     ---------------------------------------
                                  Name:
                                  Title: